Exhibit B.4

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them.

Date: December 21, 2012

CHARLES F. DOLAN, individually, and as Trustee of the Charles F. Dolan 2009 Revocable Trust and the Charles F. Dolan 2011 Grantor Retained Annuity Trust #1A

*
Charles F. Dolan

HELEN A. DOLAN, individually, and as Trustee of the Helen A. Dolan 2009 Revocable Trust and the Helen A. Dolan 2011 Grantor Retained Annuity Trust #1A

*
Helen A. Dolan

JAMES L. DOLAN, individually

/s/ James L. Dolan
James L. Dolan

THOMAS C. DOLAN, individually

/s/ Thomas C. Dolan
Thomas C. Dolan

PATRICK F. DOLAN, individually

*
Patrick F. Dolan

MARIANNE E. DOLAN WEBER, individually

*
Marianne E. Dolan Weber

DEBORAH A. DOLAN-SWEENEY, individually, and as Trustee of the Marianne E. Dolan Weber 2012 Descendants Trust and the Patrick F. Dolan 2012 Descendants Trust

*
Deborah A. Dolan-Sweeney

KATHLEEN M. DOLAN, individually, and as a Trustee of the Charles F. Dolan Children Trust FBO Kathleen M. Dolan, the Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney, the Charles F. Dolan Children Trust FBO Marianne Dolan Weber, the Charles F. Dolan Children Trust FBO Patrick F. Dolan, the Charles F. Dolan Children Trust FBO Thomas C. Dolan and the Charles F. Dolan Children Trust FBO James L. Dolan, and as Trustee of the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust

*
Kathleen M. Dolan

LAWRENCE J. DOLAN, not individually but as a Trustee of the CFD 2009 Family Trust FBO James L. Dolan, the CFD 2009 Family Trust FBO Thomas C. Dolan, the CFD 2009 Family Trust FBO Patrick F. Dolan, the CFD 2009 Family Trust FBO Kathleen M. Dolan, the CFD 2009 Family Trust FBO Marianne E. Dolan Weber, the CFD 2009 Family Trust FBO Deborah A. Dolan-Sweeney, the CFD 2010 Grandchildren Trust FBO Descendants of Kathleen M. Dolan, the CFD 2010 Grandchildren Trust FBO Descendants of Deborah A. Dolan-Sweeney, the CFD 2010 Grandchildren Trust FBO Descendants of Marianne E. Dolan Weber, the CFD 2010 Grandchildren Trust FBO Descendants of Patrick F. Dolan, the CFD 2010 Grandchildren Trust FBO Descendants of James L. Dolan and the Charles F. Dolan 2012 Descendants Trust

*
Lawrence J. Dolan

DAVID M. DOLAN, not individually but as a Trustee of the CFD 2009 Family Trust FBO James L. Dolan, the CFD 2009 Family Trust FBO Thomas C. Dolan, the CFD 2009 Family Trust FBO Patrick F. Dolan, the CFD 2009 Family Trust FBO Kathleen M. Dolan, the CFD 2009 Family Trust FBO Marianne E. Dolan Weber, the CFD 2009 Family Trust FBO Deborah A. Dolan-Sweeney, the CFD 2010 Grandchildren Trust FBO Descendants of Kathleen M. Dolan, the CFD 2010 Grandchildren Trust FBO Descendants of Deborah A. Dolan-Sweeney, the CFD 2010 Grandchildren Trust FBO Descendants of Marianne E. Dolan Weber, the CFD 2010 Grandchildren Trust FBO Descendants of Patrick F. Dolan, the CFD 2010 Grandchildren Trust FBO Descendants of James L. Dolan and the Charles F. Dolan 2012 Descendants Trust

*
David M. Dolan

PAUL J. DOLAN, not individually but as a Trustee of the Charles F. Dolan Children Trust FBO Kathleen M. Dolan, the Charles F. Dolan Children Trust FBO James L. Dolan and the Kathleen M. Dolan 2012 Descendants Trust

*
Paul J. Dolan

MATTHEW J. DOLAN, not individually but as a Trustee of the Charles F. Dolan Children Trust FBO Marianne Dolan Weber and the Charles F. Dolan Children Trust FBO Thomas C. Dolan

*
Matthew J. Dolan

MARY S. DOLAN, not individually but as a Trustee of the Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney, the Charles F. Dolan Children Trust FBO Patrick F. Dolan and the Kathleen M. Dolan 2012 Descendants Trust

*
Mary S. Dolan

BRIAN G. SWEENEY, not individually but as Trustee of the Deborah A. Dolan-Sweeney 2012 Descendants Trust

/s/ Brian G. Sweeney
Brian G. Sweeney

*By:	/s/ Brian G. Sweeney
Brian G. Sweeney
As Attorney-in-Fact

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